SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                  July 25, 2003
 -------------------------------------------------------------------------------
                (Date of Report, date of earliest event reported)



                           TITANIUM METALS CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



 Delaware                  0-28538                    13-5630895
--------------------------------------------------------------------------------
(State or other           (Commission                (IRS Employer
 jurisdiction of           File Number)               Identification
 incorporation)                                       Number)



                   1999 Broadway, Suite 4300, Denver, CO 80202
 -------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (303) 296-5600
 -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
 -------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Item 9:           Regulation FD Disclosure

The following information required by Item 12, "Results of Operations and Financial Condition", is furnished under Item 9, "Regulation FD Disclosure" pursuant to interim guidance provided under Securities and Exchange Commission Release No. 33-8216. The information in this Form 8-K and the Exhibit attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, except as shall be expressly identified in such filing.

On July 25, 2003 Registrant issued a press release setting forth Registrant's second-quarter 2003 financial results. A copy of Registrant's press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

         Item No. 9       Exhibit List
         ----------       ---------------------------------------

         99.1             Press Release dated July 25, 2003 issued by Registrant

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  TITANIUM METALS CORPORATION
                                  (Registrant)




                                  By: /s/ Matthew O'Leary
                                      ----------------------------------------
                                      Matthew O'Leary
                                      Corporate Attorney and Assistant Secretary


Date: July 25, 2003

                                                                   EXHIBIT 99.1
                                  PRESS RELEASE

FOR IMMEDIATE RELEASE:                              CONTACT:

Titanium Metals Corporation                         Bruce P. Inglis
1999 Broadway, Suite 4300                           Vice President - Finance and
Denver, Colorado 80202                                Corporate Controller
                                                    (303) 291-2996


                   TIMET ANNOUNCES SECOND QUARTER 2003 RESULTS

     DENVER, COLORADO . . . July 25, 2003 . . . Titanium Metals Corporation ("TIMET" or the "Company") (NYSE: TIE) reported a loss for the second quarter of 2003 of $6.4 million, or $2.00 per share, compared to a loss in the second quarter of 2002 of $12.3 million, or $3.91 per share.

     Sales of $101.8 million in the second quarter of 2003 were 8% higher than the year-ago period. The increase resulted from a 109% increase in melted product sales volume, a 2% increase in mill product sales volume and the weakening of the U.S. dollar compared to the British pound sterling and the euro, partially offset by a 13% decrease in melted product selling prices, a 2% decrease in mill product selling prices expressed in U.S. dollars (using actual foreign currency exchange rates prevailing during the respective periods) and changes in customer and product mix. In billing currencies (which exclude the effects of foreign currency translation), mill product selling prices decreased 8% from the year-ago period. Substantially all melted products are sold in U.S. dollars. Average selling prices in the second quarter of 2003 for mill and melted products (using actual product mix and foreign currency exchange rates prevailing during the respective periods) decreased 3% and 16%, respectively, from the year-ago period.

     Compared to the first quarter of 2003, mill product sales volume in the second quarter of 2003 decreased 6%, while selling prices expressed in U.S. dollars approximated first quarter levels. In billing currencies, second quarter 2003 mill product selling prices decreased 1% from first quarter levels. Melted product sales volume increased 31% in the second quarter of 2003 as compared to the first quarter, while melted product selling prices decreased 6% during such period. Average selling prices in the second quarter of 2003 (using actual product mix and foreign currency exchange rates prevailing during the respective periods) increased 1% for mill products and decreased 4% for melted products from the first quarter of 2003.

     The Company's backlog at the end of June 2003 was approximately $140 million, compared to $165 million at the end of March 2003 and $145 million at the end of June 2002.

     The Company was in a net cash position at June 30, 2003 of $21.1 million, consisting of $26.4 million of cash less $5.3 million of debt. The Company's unused borrowing availability under its U.S. and European credit agreements was approximately $135 million at June 30, 2003.

     All share and per share disclosures presented in this release for the three and six months ended June 30, 2002 have been adjusted to give effect to the Company's previously reported one-for-ten reverse stock split effective after the close of trading on February 14, 2003.

     J. Landis Martin, Chairman and CEO, said, "Our second quarter melted product sales volume increased as compared to the first quarter 2003 and second quarter of last year as a result of new customer relationships, share gains and changes in product mix. This, along with the success we have achieved to date in 2003 in reducing both our operating costs and inventories, positively affected our second quarter operating results."

     Mr.  Martin   continued,   "Although  the  second  quarter  results  showed
improvement as compared to the first quarter 2003 and second quarter of last year, we expect a softening in demand for titanium during the second half of 2003. Our current outlook for the full year 2003 is for sales revenue to be approximately $375 million to $395 million, which reflects a $10 million to $20 million improvement from our previous guidance. At this level, we would expect an operating loss of $5 million to $15 million and a net loss of $25 million to $35 million, which reflects a $5 million improvement from our previous guidance. Our focus for the balance of 2003 will remain in the important areas of cost and inventory reductions to assure that we achieve the goals we set for ourselves at the beginning of the year."

     In an effort to provide investors with information in addition to the Company's results as determined by accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial disclosures that it believes provide useful information to investors:

     o The Company discloses percentage changes in its mill and melted product selling prices in U.S. dollars which have been adjusted to exclude the effects of changes in product mix, thereby facilitating period-to-period comparisons. Depending on the composition of changes in product mix, the percentage change in selling prices excluding the effect of changes in product mix can be higher or lower than such percentage change would be using the actual product mix prevailing during the respective periods.

     o In addition to disclosing percentage changes in its mill product selling prices adjusted to exclude the effects of changes in product mix, the Company also discloses such percentage changes in billing currencies which have been further adjusted to exclude the effects of changes in foreign currency exchange rates, also thereby facilitating period-to-period comparisons. Generally, when the U.S. dollar strengthens (weakens) against other currencies, the percentage change in selling prices in billing currencies will be higher (lower) than such percentage changes would be using actual exchange rates prevailing during the respective periods.

     o The Company discloses net cash (cash and cash equivalents less indebtedness, excluding capital lease obligations, BUCS and accrued dividends thereon) to aid in analyzing the Company's liquidity position.

     The statements in this release and the conference call relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "looks," "should," "could," "anticipates," "expects" or comparable terminology or by discussions of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are risks and uncertainties including, but not limited to, the cyclicality of the commercial aerospace industry, the performance of aerospace manufacturers and the Company under their long-term agreements, the difficulty in forecasting demand for titanium products, global economic and political conditions, global productive capacity for titanium, changes in product pricing and costs, the impact of long-term contracts with vendors on the ability of the Company to reduce or increase supply or achieve lower costs, the possibility of labor disruptions, fluctuations in currency exchange rates, control by certain stockholders and possible conflicts of interest, uncertainties associated with new product development, the supply of raw materials and services, changes in raw material and other operating costs (including energy costs), possible disruption of business or increases in the cost of doing business resulting from terrorist activities or global conflicts, the Company's ability to achieve reductions in its cost structure and other risks and uncertainties. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company assumes no duty to update any forward-looking statements. The financial information contained in this release is subject to future correction and revision and should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, as each may be amended from time to time, filed with the Securities and Exchange Commission.

     As previously announced, J. Landis Martin will lead a conference call hosted by TIMET to discuss its second quarter results on July 25, 2003 at 10:30 a.m. (EDT). The conference call will be webcast at www.timet.com, or participants may access the call by dialing (800) 289-0468 (domestic) or (913) 981-5517 (international). A replay of the webcast will be available through August 1, 2003 on TIMET's website and at CCBN's individual investor center. Participants may also access the replay by dialing 888-203-1112 (domestic) or 719-457-0820 (international) with access code 164015.

     TIMET, headquartered in Denver, Colorado, is a leading worldwide producer of titanium metal products. Information on TIMET is available on the internet at http://www.timet.com.

                                    o o o o o



                           TITANIUM METALS CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (In millions, except per share and product shipment data)
                                   (unaudited)

                                                                             Three Months Ended              Six Months Ended
                                                                                  June 30,                       June 30,
                                                                         ---------------------------    ----------------------------
                                                                            2003           2002            2003            2002
                                                                         ------------   ------------    ------------    ------------

Net sales                                                                $    101.8     $     94.3      $    201.1      $    198.7
Cost of sales                                                                  97.4           92.9           195.7           192.2
                                                                         ------------   ------------    ------------    ------------

   Gross margin                                                                 4.4            1.4             5.4             6.5

Selling, general, administrative and development expense                        9.6           11.4            19.5            21.8
Other income (expense), net                                                     3.1            3.0             3.9             3.6
                                                                         ------------   ------------    ------------    ------------

   Operating loss                                                              (2.1)          (7.0)          (10.2)          (11.7)

Interest expense                                                                0.5            0.7             1.2             1.5
Other non-operating income (expense), net                                      (0.2)          (0.3)           (0.7)          (28.3)
                                                                         ------------   ------------    ------------    ------------

   Pretax loss                                                                 (2.8)          (8.0)          (12.1)          (41.5)

Income tax expense (benefit)                                                    0.1            0.6             0.5            (0.8)
Minority interest - BUCS                                                        3.5            3.3             6.9             6.7
Other minority interest, net of tax                                             -              0.4             0.2             1.0
                                                                         ------------   ------------    ------------    ------------

Loss before cumulative effect of change in accounting principles               (6.4)         (12.3)          (19.7)          (48.4)

Cumulative effect of change in accounting principles                            -              -              (0.2)          (44.3)
                                                                         ------------   ------------    ------------    ------------

    Net loss                                                             $     (6.4)    $    (12.3)     $    (19.9)     $    (92.7)
                                                                         ============   ============    ============    ============

Basic and diluted loss per share:
      Before cumulative effect of change in accounting principles        $    (2.00)    $    (3.91)     $    (6.24)     $   (15.33)
      Cumulative effect of change in accounting principles                     -              -              (0.06)         (14.03)
                                                                         ------------   ------------    ------------    ------------
                                                                         $    (2.00)    $    (3.91)     $    (6.30)     $   (29.36)
                                                                         ============   ============    ============    ============

Basic and diluted weighted average shares outstanding                           3.2            3.2             3.2             3.2

Mill product shipments:
   Volume (metric tons)                                                       2,180          2,130           4,495           4,815
   Average price ($ per kilogram)                                        $    32.00     $    33.00      $    31.90      $    31.15

Melted product shipments:
   Volume (metric tons)                                                       1,295            620           2,280           1,265
   Average price ($ per kilogram)                                        $    12.55     $    14.95      $    12.75      $    15.20



                           TITANIUM METALS CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (In millions)


                                                                                   June 30,            December 31,
                                                                                     2003                  2002
                                                                               ------------------    -----------------
ASSETS                                                                            (unaudited)

Current assets:
  Cash and cash equivalents                                                    $        26.4         $         6.2
  Receivables, less allowance of $2.8 and $2.9, respectively                            83.5                  68.8
  Inventories                                                                          160.3                 181.9
  Prepaid expenses and other                                                             6.2                   5.6
                                                                               ------------------    -----------------

     Total current assets                                                              276.4                 262.5

Investment in joint ventures                                                            21.8                  22.3
Property and equipment, net                                                            242.2                 254.7
Other                                                                                   24.0                  24.3
                                                                               ------------------    -----------------

     Total assets                                                              $       564.4         $       563.8
                                                                               ==================    =================

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable and current maturities of long-term debt and
     capital lease obligations                                                 $         6.0         $        13.6
  Accounts payable                                                                      27.5                  27.1
  Accrued liabilities                                                                   45.2                  46.5
  Customer advance payments                                                             28.2                   5.4
                                                                               ------------------    -----------------

     Total current liabilities                                                         106.9                  92.6

Long-term debt and capital lease obligations                                             9.3                  16.0
Accrued OPEB and pension cost                                                           75.1                  74.5
Other                                                                                   17.9                   9.7
                                                                               ------------------    -----------------

     Total liabilities                                                                 209.2                 192.8

Minority interest - Company-obligated mandatorily
  redeemable convertible preferred securities of subsidiary trust
  holding solely subordinated debt securities ("BUCS")                                 201.2                 201.2
Other minority interest                                                                  9.9                  10.4
Stockholders' equity                                                                   144.1                 159.4
                                                                               ------------------    -----------------

     Total liabilities, minority interest and stockholders' equity             $       564.4         $       563.8
                                                                               ==================    =================